                        ADVANCED TECHNICAL PRODUCTS, INC


                                    EXHIBIT A

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
SUBSIDIARY ACQUIRING SECURITIES                              CLASSIFICATION
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
Fleet National Bank                                                Bank
Fleet Investment Advisors, Inc.                                    Bank